                                                                   Exhibit 10.67

================================================================================

                                DEPOSIT AGREEMENT

                          Dated as of December 19, 2002

                                     between

                       OLD DOMINION ELECTRIC COOPERATIVE,

                                  as Depositor

                                       and

                               JPMORGAN CHASE BANK

                                  as Depositary

================================================================================

                                DEPOSIT AGREEMENT

This DEPOSIT AGREEMENT (this "Agreement"), dated as of December 19, 2002 is entered into between OLD DOMINION ELECTRIC COOPERATIVE (the "Depositor") and JPMORGAN CHASE BANK (the "Depositary").

WHEREAS, the Depositor wishes to place the Deposit with the Depositary, and the Depositary is prepared to accept the Deposit, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Depositor and the Depositary, intending be legally bound, hereby agree as follows:

1.   DEFINITIONS

1.1 In this Agreement (including the Exhibits) all terms used but not defined herein shall have the same meaning as defined in Appendix A to the Participation Agreement (as defined below). The following terms have the respective meanings shown opposite them:

     "Account"                   Account No. 507947533, for further credit to
                                 10203902.1, of the Depositary, ABA No.
                                 021000021, Reference Old Dominion Deposit
                                 Account.

     "Deposit"                   The aggregate of the cash deposited by the
                                 Depositor in the Account with the Depositary on the date hereof in the amount of $32,083,128.00 on the terms and conditions set forth in this Agreement, together with interest accrued thereon upon the terms set forth herein.

     "Deposit Amount"            As to any Interest Payment Date, the amount
                                 set forth opposite such date on Exhibit B.

     "First Union"               First Union National Bank of Florida.

     "Interest Payment Date"     Each date specified on Exhibit A.

     "Participation Agreement"   The Participation Agreement, dated as of
                                 February 29, 1996 among (i) the Depositor,
                                 (ii) First Union, (iii) Utrecht-America
                                 Finance Co., as Series A Lender and Agent and
                                 (iv) State Street Bank and Trust Company, not in its individual capacity but solely as Owner Trustee, as amended by Amendment No. 1 to Participation Agreement, dated as of even date herewith, among such parties (other than First Union), Wachovia Bank, National
                                 Association, formerly known as First Union
                                 National Bank and

                                                                   Exhibit 10.67

                                 successor in interest to First Union, and Cedar Hill International Corp., as the same may be amended, supplemented or otherwise modified from time to time.

1.2 References in this Agreement to any agreement or document shall include references to that agreement or document as amended, supplemented and otherwise modified from time to time and references to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

2.   ACCEPTANCE OF DEPOSIT; INTEREST

2.1 The Depositor has deposited the Deposit in the Account with the Depositary on the date hereof, and the Depositary has accepted the Deposit subject to the terms and conditions of this Agreement.

2.2 Interest shall accrue on the Deposit at the rate of 3.47% per annum (the "Deposit Interest Rate"); provided, however, that the Depositary may reset the Deposit Interest Rate on any Permitted Prepayment Date if the Series B Loan Certificate is not prepaid on such date in accordance with Section 9 hereof. Interest shall be calculated on the basis of a year of 360 days and 12 months of 30 days each. To the extent set forth on Exhibit A under the column "Interest Added to Deposit" with respect to any Interest Payment Date, an amount equal to the portion of the interest which accrued on the Deposit from the preceding Interest Payment Date shown on Exhibit A shall not be paid on such Interest Payment Date but shall increase the amount of the Deposit. On each Interest Payment Date the amount of interest actually payable on the Deposit shall be the amount set forth on Exhibit A opposite such Interest Payment Date under the column "Interest Payable." Set forth on Exhibit B opposite each Interest Payment Date is the amount of the Deposit on such date, taking into account any addition of accrued interest to the Deposit and the payment of all interest actually payable on such date. Exhibit A and Exhibit B shall be amended from time to time to reflect any change in the Deposit Interest Rate made pursuant to this Section 2.2 and Section 9.

2.3 The Depositor hereby directs the Depositary to pay directly to the Owner Trustee at its account at Wachovia Bank, National Association, Account No. 990-399-01, ABA No. 011-000-28, Attention: Dori Anne Seakis, or to such other place as the Owner Trustee notifies the Depositary in writing all amounts payable to the Depositor in respect of the Deposit.

3.   REPAYMENT; WITHDRAWAL

3.1 The Deposit shall be paid in part on each Interest Payment Date in the amount set forth on Exhibit A opposite such Interest Payment Date under the column "Principal Payable."

3.2 The Deposit, together with all accrued and unpaid interest thereon, shall be paid to the Depositor in whole, on the earlier to occur of (i) the Mandatory Prepayment Date, (ii) any Permitted Prepayment Date occurring on or after the date that the Series B Loan

                                                                   Exhibit 10.67

     Certificate and all accrued interest thereon has been prepaid or repaid in full in accordance with the terms of the Operative Documents, (iii) prepayment of the Loan Certificates pursuant to Section 10.3 of the Participation Agreement or (iv) January 5, 2018. In no event shall the Deposit be paid in less than seven days from the date hereof. In addition, in the event that an illegality of the character described in Section 5.1 cannot be avoided as contemplated therein within a 30-day period after the Depositary's notification to the Depositor, the Depositary shall repay the Deposit to the Depositor in whole, together with all accrued and unpaid interest thereon.

3.3 The Depositor may withdraw the Deposit only (i) in connection with repayments of the Deposit pursuant to Section 3.2 and (ii) upon the occurrence and during the continuation of a Depositary Credit Event that occurs on or after the seventh day from the date hereof. As used herein, "Depositary Credit Event" means that the long term, unsecured and unsubordinated indebtedness or deposits of the Depositary shall be rated lower than "A3" by Moody's Investor Services, Inc. or shall be rated lower than "A-" by Standard and Poor's Ratings Services.

4.   PAYMENTS

4.1 To the maximum extent permitted under Applicable Law, all payments to be made by the Depositary hereunder shall be paid without deduction, set-off or counterclaim of any kind whatsoever, nor shall the Depositary be entitled to exercise in respect of the Deposit any right of set-off, banker's lien or other like right and the Depositary hereby expressly waives any and all such rights and any comparable rights, with respect to any amounts owed to the Depositary by the Depositor, any pledgee or any other Person.

4.2 Any amount of the Deposit not paid when due and, to the extent permitted by law, interest hereunder not paid when due shall bear interest at the Overdue Rate for the period during which the same shall be overdue.

     All payments by the Depositary hereunder shall be made prior to 12:00 noon, New York City time, on each payment date specified in Sections 2.2, 3.1 and
     3.2 hereof.

4.3 If any payment hereunder is required to be made on a day which is not a Business Day, such payment shall be due the next succeeding Business Day with the same effect as if paid on the date when due and, if such payment is paid on such succeeding Business Day, without any additional interest on such amount.

5.   ILLEGALITY

5.1 If it shall become (or become apparent that it will become) unlawful for the Depositary to make any repayment of the Deposit or to accept or continue to hold the Deposit in accordance with the terms of this Agreement, then the Depositary shall, upon becoming aware of any of such circumstances, notify the Depositor, the Owner Trustee and the Agent, and the Depositary and the Depositor in consultation with the Owner Trustee and the Agent shall co-operate to take such action as may be reasonably available to each such

                                                                   Exhibit 10.67

     Person to avoid or mitigate the imposition of any such illegality, it being expressly understood and agreed that the Depositary shall not be obligated to take any action adverse to its interests nor incur any material cost or expense not indemnified by the Depositor to the reasonable satisfaction of the Depositary.

6.   ASSIGNMENT

6.1 This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns.

6.2 The rights and duties of either party under this Agreement, including, without limitation, rights and duties in respect of the Deposit and any interest thereon, may not be assigned or transferred or pledged in whole or in part (save only as provided by the Deposit Pledge Agreement and the Loan Agreement, pursuant to any enforcement thereof, or pursuant to a merger or consolidation of the Depositary in accordance with applicable law), without the prior written consent of the other party.

7.   REPRESENTATIONS AND WARRANTIES OF THE DEPOSITARY

     As of the date hereof, the Depositary represents and warrants to the Depositor, the Owner Trustee and the Agent that:

          (a) Organization; Authority. The Depositary is a New York state bank organized, validly existing and in good standing and has the full corporate power and authority to conduct its business as presently conducted, and to execute and deliver and perform its obligations under this Agreement.

          (b) Due Authorization. The execution and delivery of and performance by the Depositary of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Depositary and do not require approval or consent of, or notice to, any trustee or holders of any indebtedness or obligations of the Depositary or any lessor under any lease to the Depositary.

          (c) Legal, Valid and Binding Obligations. This Agreement has been duly executed and delivered by the Depositary and constitutes the legal, valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether enforcement is pursuant to a proceeding in equity or at law.

          (d) Business. The Depositary is a financial institution regularly engaged in issuing Dollar deposits. The taking of the Deposit by the Depositary is in the ordinary course of its business and the Deposit ranks with parity to all other unsecured and unsubordinated deposits taken by the Depositary except deposits preferred by statute or other applicable rule or regulation.

                                                                   Exhibit 10.67

8.   REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR

     As of the date hereof, the Depositor represents and warrants to the Depositary that:

          (a) Organization; Authority. The Depositor is a utility aggregation cooperative duly organized, validitly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to carry on its business as now conducted and to enter into and perform its obligations under this Agreement.

          (b) Corporate Authorization. The execution and delivery by the Depositor of, and the performance by the Depositor of its obligations under, this Agreement and the depositing of the Deposit with the Depositary have been duly authorized by all necessary corporate action on the part of the Depositor.

9.   COVENANTS

     If the Depositary receives a notice of a proposed Reset Rate and proposed Permitted Prepayment Date from the Holders of the Series B Loan Certificates pursuant to Section 2.12(b) of the Loan Agreement, the Depositary shall deliver to Depositor within 10 days thereafter a written offer of a new Deposit Interest Rate to be effective for the period commencing as of the date that the Loan Certificates are to be amended to reflect the proposed Reset Rate (the "Amendment Date") and extending until the proposed Permitted Prepayment Date. The Depositary may not revoke or rescind such written offer and Depositor may accept such offer on or prior to the date three months prior to the Permitted Prepayment Date then in effect (a "Deposit Offer Termination Date"). If, on or prior to the Deposit Offer Termination Date, Depositor accepts the proposed Deposit Interest Rate for such period or the Depositor and the Depositary agree to any other new Deposit Interest Rate or period during which any new Deposit Interest Rate is to apply, then the parties hereto shall amend this Agreement effective as of the Amendment Date to reflect such new Deposit Interest Rate.

10.  MISCELLANEOUS

10.1 The Depositary is authorized to rely upon any written document provided by the Depositor to the Depositary which indicates the persons authorized to act on behalf of the Depositor until the authority for any such person is withdrawn by the Depositor in writing. The Depositary shall not be liable to the Depositor for any damages arising out of the Depositary's performance of, or failure to perform, its obligations under this Agreement unless such damages are the direct result of the Depositary's gross negligence or willful misconduct, and in no event shall the Depositary be liable for indirect, special or consequential damages. Additionally, the Depositary shall not be liable for any loss or damage to the Depositor caused by the Depositary's failure to perform its obligations under this Agreement or delay in performing such obligations resulting from an act of God, act of governmental authority, de jure or de facto, legal constraint, war, terrorism,

                                                                   Exhibit 10.67

     fire, catastrophe, or electrical, computer, mechanical or telecommunications failure, or failure of any agent or correspondent or any other cause beyond the Depositary's control.

10.2 BOTH THE DEPOSITARY AND THE DEPOSITOR HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, OF WHATEVER TYPE OR NATURE, INCLUDING ACTIONS SOUNDING IN CONTRACT OR TORT OR BASED UPON A STATUTORY VIOLATION, ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREBY. Any action against the Depositary arising from or relating to this Agreement must be brought by the Depositor in state or (where there is subject matter jurisdiction) federal court located in the State of New York, County of New York.

10.3 Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Any such prohibited or unenforceable provision shall be replaced by a provision coming as close as possible to the economic intent of the prohibited or unenforceable provision.

10.4 All communications and notices provided for herein shall be in writing, shall be delivered (a) by personal delivery, including, without limitation, by overnight mail or courier service, (b) by United States mail, certified or registered, postage prepaid, return receipt requested, or (c) by facsimile confirmed by either of the methods set forth in clauses (a) or
     (b) above, and addressed to the recipient at its respective address set forth below or, in the case of each recipient, at such other address as such recipient may from time to time designate by written notice:

     If to the Depositary:
     JPMorgan Chase Bank
     270 Park Avenue, 48th Floor
     New York, New York 10017
        Attention: Michael Mak
     Fax: (212) 270-4257

     If to the Depositor:
     Old Dominion Electric Cooperative
     P. O. Box 2310
     Glen Allen, Virginia 23058-2310
        Attention: Senior Vice President of Accounting and Finance
     Fax: (804) 747-3742

                                                                   Exhibit 10.67

     If to the Owner Trustee:
     State Street Bank and Trust Company
     2 Avenue de Lafayette
     Sixth Floor
     Boston, Massachusetts 02111
        Attention: Manager - Corporate Trust
     Fax: (617) 662-1465

     with a copy to the Owner Participant:

     Wachovia Securities
     One Wachovia Center
     Mail Code NC0738
     Charlotte, North Carolina 28288-0738
     Facsimile No.: (704) 383-3713
     Telephone No.: (704) 383-1572
     Attention: Carrie L. Messer

     Courier Address:
     Wachovia Securities
     301 South College Street, 18th Floor
     Charlotte, North Carolina 28202

     If to the Agent:

     Utrecht-America Finance Co.
     245 Park Avenue
     New York, New York 10167
        Attention: Corporate Finance Department
     Fax: (212) 922-0969

     Such notices shall be effective, in the case of notice by facsimile, when the addressee receives the document in legible form, in the case of notice by U.S. Mail, on the fifth Business Day after posting and in the case of notice by personal delivery, upon receipt.

10.5 This Agreement may be executed in any number of counterparts and any single counterpart or set of counterparts signed, in either case, by each of the parties hereto shall be deemed to constitute a full and original agreement for all purposes.

10.6 To the extent permitted by applicable law, each of the parties hereto (i) hereby irrevocably submits to the nonexclusive jurisdiction of the Supreme Court of the State of New York, New York County (without prejudice to the right of any party to remove to the United States District Court for the Southern District of New York) and to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this

                                                                   Exhibit 10.67

     Agreement, the other Operative Documents, or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby brought by any of the parties hereto or their successors or assigns, (ii) hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court, or in such federal court, and (iii) to the extent permitted by Applicable Law, hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding any claim that it is not personally subject to the jurisdiction of the above-named courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the other Operative Documents, or the subject matter hereof or thereof may not be enforced in or by such court.

10.7 The State of New York is the Depositary's "jurisdiction" for purposes of
     Article 9 of the New York Uniform Commercial Code.

10.8 This Agreement is governed by, and shall be construed in accordance with, the laws of the State of New York including all matters of construction, validity and performance.

                            [signature page follows]

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                                                                   Exhibit 10.67

     IN WITNESS WHEREOF, the Depositor and the Depositary have caused this Deposit Agreement to be duly executed and delivered by their respective duly authorized officers.

                                  DEPOSITOR:

                                  OLD DOMINION ELECTRIC COOPERATIVE


                                  By: /s/ Daniel M. Walker
                                     -------------------------------------------
                                     Daniel M. Walker
                                     Vice President of Accounting and Finance


                                  DEPOSITARY:

                                  JPMORGAN CHASE BANK


                                  By: /s/ Michael P. Mak
                                     -------------------------------------------
                                     Name: Michael P. Mak
                                     Title: Vice President

                                                                   Exhibit 10.67

                                                                        EHIBIT A
                                                                              to
                                                               Deposit Agreement

                              INTEREST PAYMENT DATE

Interest Payment     Interest     Interest Added     Interest       Principal
      Date           Accrued        to Deposit       Payable         Payable
----------------   ------------   --------------   ------------   -------------
    5-Jan-03          49,479.31           0.00        49,479.31      562,259.91
    5-Jan-04       1,093,774.12           0.00     1,093,774.12      581,166.75
    5-Jan-05       1,073,607.64      84,871.15       988,736.49            0.00
    5-Jan-06       1,076,552.67     543,329.88       533,222.79            0.00
    5-Jan-07       1,095,406.21     981,742.05       113,664.16            0.00
    5-Jan-08       1,129,472.66     158,123.15       971,349.51            0.00
    5-Jan-09       1,134,959.53     165,317.75       969,641.78            0.00
    5-Jan-10       1,140,696.06     172,839.71       967,856.35            0.00
    5-Jan-11       1,146,693.60      38,671.24     1,108,022.36            0.00
    5-Jan-12       1,148,035.49           0.00     1,148,035.49      113,218.35
    5-Jan-13       1,144,106.81           0.00     1,144,106.81      116,643.39
    5-Jan-14       1,140,059.29           0.00     1,140,059.29      121,970.07
    5-Jan-15       1,135,826.93           0.00     1,135,826.93      127,519.49
    5-Jan-16       1,131,402.00           0.00     1,131,402.00      133,321.62
    5-Jan-17       1,126,775.74           0.00     1,126,775.74      139,387.76
    5-Jan-18       1,121,938.98           0.00     1,121,938.98   32,332,535.57

                                                                       EXHIBIT B
                                                                              to
                                                               Deposit Agreement

                                DEPOSIT AMOUNTS

Interest Payment
      Date                                              Deposit Amount
----------------                                        --------------

    5-Jan-03                                             31,520,868.09
    5-Jan-04                                             30,939,701.33
    5-Jan-05                                             31,024,572.48
    5-Jan-06                                             31,567,902.36
    5-Jan-07                                             32,549,644.41
    5-Jan-08                                             32,707,767.55
    5-Jan-09                                             32,873,085.30
    5-Jan-10                                             33,045,925.01
    5-Jan-11                                             33,084,596.25
    5-Jan-12                                             32,971,377.90
    5-Jan-13                                             32,854,734.50
    5-Jan-14                                             32,732,764.44
    5-Jan-15                                             32,605,244.95
    5-Jan-16                                             32,471,923.33
    5-Jan-17                                             32,332,535.57
    5-Jan-18                                                      0.00

                                      B-1